EXHIBIT 10.15

                        FIRST AMENDMENT TO THE NEFF CORP.
                               PHANTOM STOCK PLAN

     This First Amendment to the Neff Corp. Phantom Stock Plan dated January 1, 1997 (the "Plan") is made as of May 19, 1998. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.

     WHEREAS the Company has (i) converted the Common Stock, par value $.01 per share of the Company into Class A Common Stock, par value $.01 per share of the Company (the "Class A Common Stock"), (ii) exchanged all of the issued and outstanding shares of Series B and Series C Cumulative Convertible Redeemable Preferred Stock for shares of Class B Special Common Stock, par value $.01 per share (the "Class B Common Stock") and (iii) effected an 84.65 for 1.00 stock split of the Class A Common Stock and the Class B Common Stock; and

     WHEREAS the Plan Administrator wishes to amend the Plan and the Phantom Stock Agreements issued under the Plan to reflect the foregoing changes in the Company's capital structure;

     Now therefore, pursuant to Article X of the Plan, the Plan Administrator hereby amends the Plan as follows:

1. Section 2.8 is modified by deleting it in its entirety and replacing it with the following text:

     EQUITY DIVISOR means one-hundred (100) times the total number of shares of Stock of the Company which have been issued as of the Valuation Date or which have been reserved for issuance either in connection with options granted to employees or in connection with the conversion of the Class B Common Stock.

2. Section 2.12 is modified by deleting it in its entirety and replacing it with the following text:

          REDEMPTION SHARE VALUE means the difference between (a) (the greater of (i) the value of a Participant's Award as of the Valuation Date (the Calculated Share Value) and (ii) the average closing price of the Stock as quoted on the New York Stock Exchange, or if the Stock is not listed thereon, then the average of the closing "bid" and "ask" prices per share in the over-the-counter securities market, for the thirty
          (30) trading days prior to the Valuation Date) and (b) the value of the Participant's Award on the date on which such Award was granted to the participant (the Calculated Share Value as of the date the Award was made ($9.00 per Unit for Awards granted as of January 1, 1997)). The following example illustrates the calculation of the Redemption Share Value:

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Calculated Share Value as of the payment date (per Unit)              $14.00
    - Calculsted Share Value at date of issuance (per Unit)             9.00
                                                                      ------
    = Redemption Share Value (per Unit)                                $5.00
    x Number of Units Granted to Participant                          5,000.00
                                                                      --------
    = Total Redemption Share Value                                    $25,000.00

3. Section 2.14 is modified by deleting it in its entirety and replacing it with the following text:

               STOCK means the Class A Common Stock, par value $.01 per share, of the Company.

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     IN WIINESS WHEREOF, the Plan Administrator has executed this First
Amendment to the Plan as of the day and year indicated above.


                                                    /s/ Kevin P. Fitzgerald
                                                        -----------------------
                                                        Kevin P. Fitzgerald